UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2005

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(310) 536-0908

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On June 30, 2005, at the Annual Meeting of Stockholders, the stockholders of Peerless Systems Corporation (the “Company”) approved the adoption of the Peerless Systems Corporation 2005 Incentive Award Plan (the “2005 Plan”) that provides for the grant of equity awards to independent members of the board, employees and consultants. The 2005 Plan replaces the Peerless Systems Corporation Amended and Restated 1996 Equity Incentive Plan (the “Prior Plan”), which terminated upon receipt of stockholder approval of the 2005 Plan

     A summary of the principal provisions of the 2005 Plan is set forth below. The summary is qualified by reference to the full text of the 2005 Plan, which was included as Appendix A to the Company’s proxy statement for the 2005 Annual Meeting of Stockholders.

Administration

     The board of directors will administer the 2005 Plan as to participation in the 2005 Plan by the independent members of the board of directors. As to all other participants, the 2005 Plan generally will be administered by the Compensation Committee of the board of directors. The administrator will have full authority to establish rules for the proper administration, interpretation and application of the 2005 Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award, the price to be paid, if any, the vesting schedule, and the other terms and conditions of the awards. The administrator may modify outstanding awards as provided in the 2005 Plan.

Limitation on Awards and Shares Available

     The maximum aggregate number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2005 Plan is the sum of: (i) 500,000 shares; plus (ii) any shares of common stock which as of the effective date of the 2005 Plan are available for issuance under the Prior Plan and which following the effective date of the 2005 Plan are not issued upon exercise of outstanding awards made under the Prior Plan. As of June 30, 2005, there were approximately 3,790,589 shares remaining available for issuance under the Prior Plan, including 3,508,635 shares subject to outstanding awards under the Prior Plan, which awards will remain outstanding under the terms of the Prior Plan until exercised or terminated.

Awards

     The 2005 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, performance awards, dividend equivalents, deferred stock, stock payment awards and stock appreciation rights to eligible individuals. The terms of the awards are subject to the provisions in the award agreement, which are set by the administrator consistent with the terms of the 2005 Plan.

     The exercise price of a stock option shall not be less than the fair market value of the Company’s common stock on the date of grant. No stock option shall be exercisable later than ten (10) years after the date it is granted. The administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The 2005 Plan enumerates certain performance criteria that may be used in granting such awards.

Grants to Independent Directors

     The 2005 Plan authorizes the grant of awards to independent directors, the terms and conditions of which are to be determined by the Company’s board of directors consistent with the 2005 Plan. In addition, the 2005 Plan provides for the automatic grant of certain awards to the Company’s independent directors, the terms and conditions of which are described below. On the date of each annual stockholder meeting, beginning with the Company’s annual stockholder meeting in 2005, each independent director who has served in such capacity for at least six months and who is elected to continue to serve in such capacity will be granted an option to purchase 10,000 shares of Company common stock. In addition, each independent director who first joins the board of directors at any time during the term of the 2005 Plan automatically will receive an option to purchase 30,000 shares of Company common stock. Each automatic option grant will have an exercise price per share equal to the fair market value per share of the Company’s common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the board of directors. Each automatic option

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grant will vest and become exercisable for twenty-five percent (25%) of the shares subject to such option upon the optionee’s completion of one (1) year of service as a member of the board of directors measured from the grant date and will vest and become exercisable for the balance of the shares subject to such option in a series of thirty-six (36) successive equal monthly installments upon the optionee’s completion of each additional month of service as a member of the board of directors over the thirty-six (36) month period measured from the first anniversary of the grant date.

     In lieu of the automatic option grants described above, the board of directors may provide that any or all future automatic grants will consist of restricted stock or restricted stock units. In such event, eligible independent directors would receive an initial grant of restricted stock or restricted stock units covering 15,000 shares and an annual grant of restricted stock or restricted stock units covering 5,000 shares; provided, however, that the board of directors may reduce the number of shares subject to such initial or annual grants as it deems appropriate. Such automatic restricted stock awards and restricted stock unit awards will vest over a four-year period in the same manner as the automatic option grants.

Amendment and Termination

     The administrator may amend, modify, suspend or terminate the 2005 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable (i) to increase the number of shares which may be issued under the 2005 Plan, (ii) to expand the classes of persons to whom awards may be granted under the 2005 Plan, (iii) to decrease the exercise price of any outstanding option or stock appreciation right granted under the 2005 Plan, or (iv) to comply with any applicable law or regulation or the listing standards of the Nasdaq Stock Market (or any other market or stock exchange on which the Company’s common stock is at the time primarily traded).

     In addition, no amendment, suspension or termination of the 2005 Plan shall, without the consent of the holder, alter or impair any rights or obligations under any award theretofore granted or awarded, unless the award itself otherwise expressly so provides.

Miscellaneous

     The 2005 Plan also contains provisions with respect to the treatment of awards upon sale of the Company, transferability of awards, tax withholding requirements, and term of the 2005 Plan, which is until May 8, 2015. Various other terms, conditions and limitations apply, as further described in the 2005 Plan.

Item 1.02 Termination of a Material Definitive Agreement.

     As described in Item 1.01, upon receipt of stockholder approval of the 2005 Plan, the Prior Plan was terminated on June 30, 2005. While no further awards will be made under the Prior Plan, all outstanding awards under the Prior Plan shall remain outstanding until exercised or terminated. As of June 30, 2005, 3,508,635 shares of the Company’s common stock were subject to outstanding awards under the Prior Plan. Any shares subject to awards under the Prior Plan that terminate without being exercised will become available for grant under the 2005 Plan.

Item 9.01. Financial Statements and Exhibits.

10.1	Peerless Systems Corporation 2005 Incentive Award Plan (previously filed as Appendix A to the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, filed May 16, 2005, and incorporated herein by reference).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: July 7, 2005	By:	/s/ William R. Neil
	Name:	William Neil
	Title:	Vice President, Finance and Chief Financial Officer

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